SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our audit report dated December 15, 2009 which is included in the Annual Report on Form 10-K for the years ended July 31, 2009 and July 31, 2008 of Urban Barns Foods Inc. (formerly HL Ventures, Inc.) in the Company’s Registration Statement on Form S-8 pertaining to the 2010 Stock Plan.

/s/ Seale and Beers, CPAs
Seale and Beers, CPAs
Las Vegas, Nevada
March 4, 2010

Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
50 S. Jones Blvd Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351